Exhibit 99.1

Revolve Group Announces First Quarter 2020 Financial Results

Los Angeles, CA – May 13, 2020 - Revolve Group, Inc. (NYSE: RVLV), the next-generation fashion retailer for Millennial and Generation Z consumers, today announced financial results for the first quarter ended March 31, 2020.

“While the COVID-19 pandemic has created significant headwinds for many companies, including REVOLVE, I am very proud of how the organization has responded,” said co-founder and co-CEO Mike Karanikolas. “Ensuring the health and safety of employees is our top priority.  The team has done an outstanding job transitioning to working remotely, where possible, and safeguarding employees where their roles require them to remain on site, all while staying laser focused on maintaining exceptional service for our valued customers.”

“Our competitive position and our recent business results give me continued confidence in our long-term future,” Karanikolas added.  “We began the first quarter strong with net sales for January and February combined increasing by more than 20% year-over-year and with our inventory turning approximately 20% faster year-over-year before the COVID-19 impact led to a significant decrease in net sales in the final weeks of March.  Importantly, early in the second quarter, our efforts have helped drive improved net sales trends with sequential improvement in the year-over-year net sales declines for each of the past four weeks.”

“I would like to thank our great team for their dedication, agility, hard work and sacrifice demonstrated through this difficult time,” added co-founder and co-CEO Michael Mente. “This is one of the most challenging periods we have experienced in our 17 years of operating the business, yet from challenge comes opportunity.  Our brand connection with customers continues to grow stronger and we believe the pandemic will further accelerate the shift to consumer spending online.  We are confident in our ability to manage through this environment and thrive over the long term.”

COVID-19 Impact on First Quarter 2020 Financial Results

The first quarter of 2020 began strong with year-over-year growth in net sales of more than 20% in January and February on a combined basis.  This strong trend continued into the first week of March.  As previously disclosed, starting in the second week of March, the net sales trend meaningfully changed coincident with the escalation of the COVID-19 outbreak in the United States and elsewhere.  These COVID-19 impacts resulted in year-over-year decreases in net sales of nearly 50% through the latter part of March.  Additional trend information regarding REVOLVE’s first quarter 2020 financial results and operating metrics is available in the Q1 2020 Financial Highlights presentation available on REVOLVE’s investor relations website.  https://investors.revolve.com/events-and-presentations/default.aspx

First Quarter 2020 Financial Summary

	Three Months Ended March 31,
	2020	2019	YoY Change
	(dollars in thousands)
Net sales	$146,075	$137,343	6%
Gross profit	$70,950	$70,754	—
Gross margin	48.6%	51.5%
Net income	$4,156	$4,962	(16)%
Adjusted EBITDA (non-GAAP financial measure)	$5,609	$8,549	(34)%
Net cash provided by operating activities	$8,081	$15,924	(49)%
Free cash flow (non-GAAP financial measure)	$7,530	$10,937	(31)%

Operational Metrics

	Three Months Ended March 31,
	2020	2019	YoY Change
	(in thousands, except average order value)
Active customers (trailing 12 months)	1,528	1,262	21%
Orders placed	1,172	1,135	3%
Average order value	$259	$259	—

Additional First Quarter 2020 Results Commentary

•	Revolve segment net sales were $124.5 million, a year-over-year increase of 1%.
•	Forward segment net sales were $21.6 million, a year-over-year increase of 47%.
•

Cash and cash equivalents at March 31, 2020 were $103.6 million, an increase of $38.2 million from December 31, 2019.  The Company generated approximately $8 million in free cash flow during Q1 2020.  Additionally, given the uncertain environment with the COVID-19 pandemic and out of an abundance of caution, in March 2020 the Company drew down $30 million from its revolving credit line, further strengthening its cash position.

COVID-19 Impact on Results Since the End of Q1 2020

COVID-19 has continued to have a material negative impact on the Company’s financial results in the several weeks after the end of the first quarter on March 31, 2020.  For the full month of April 2020, net sales decreased approximately 40% year over year, in particular because the month of April has in recent years been one of REVOLVE’s largest net sales months of the year with peak sales typically occurring during the #REVOLVEFestival event held in the Coachella Valley.  The 2020 #REVOLVEFestival event was postponed due to the COVID-19 pandemic.   Importantly, since mid-April the magnitude of year-over-year net sales declines has been reduced every week for the past four consecutive weeks, and for the first ten days of May, the year-over-year net sales trend further improved to a roughly 25% year-over-year decline.

Additionally, with hundreds of millions of people sheltering in place around the globe during the month of April 2020, the composition of REVOLVE net sales shifted meaningfully to “at home” categories such as beauty products and loungewear with relatively lower average selling prices than the average REVOLVE offerings often purchased for special occasions outside the home.  While this creates an exciting opportunity to develop deeper relationships with valued REVOLVE customers over time, particularly with newer categories such as beauty, the shift in category net sales mix will  result in a meaningful decrease in average order value in the near term.

As previously disclosed, in early April 2020 the Company took a variety of actions to align its cost structure with the reduced consumer demand in the current environment.   Variable costs were adjusted in line with the reduced volume, non-personnel operating expenses were significantly reduced and marketing investments were significantly moderated.  Personnel costs were also reduced through a combination of reduced work schedules, lower salaries, furloughs and, to a much lesser extent, layoffs.

Updated Assumptions for 2020

Due to the unpredictability associated with COVID-19, the Company is not providing net sales or Adjusted EBITDA  guidance.   However, the Company is providing some updated assumptions for the fiscal year ending December 31, 2020:

•

Gross margin for the full year 2020 is now expected to be below the 48.6% gross margin reported for the first quarter of 2020, reflecting a further expected reduction of the net sales mix contribution from REVOLVE’s Owned Brands in 2020, the shift in mix of net sales by product category to “at home” goods like the beauty category that generates a relatively lower gross margin, and an increased promotional environment industrywide (as many retailers are seeking to clear excess inventory).  These updated assumptions are a direct outcome of the unprecedented operating environment caused by the COVID-19 pandemic.

•	Weighted average diluted shares are expected to be approximately 72 million.

•	Capital expenditures are expected to be approximately $2 million.

Conference Call Information

Revolve Group management will host a call today at 4:30 pm ET / 1:30 pm PT to discuss today’s results in more detail.  To participate, please dial (833) 513-0541 within the United States or (778) 560-2564 outside the United States approximately 10 minutes before the scheduled start of the call. The conference ID for the call is 5816709.  The conference call will also be accessible, live via audio broadcast, on the Investor Relations section of the Revolve Group website at investors.revolve.com. A replay of the conference call will be available online at investors.revolve.com. In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (800) 585-8367 within the United States or (416) 621-4642 outside the United States. The replay ID is 5816709.

Forward-Looking Statements

This press release contains ‘‘forward-looking statements’’ within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current fact included in this press release are forward-looking statements, including but not limited to statements regarding our expectations around the continued impact of the COVID-19 pandemic on our business, operations and financial results, and our updated financial assumptions for the    full year. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations. Forward-looking statements involve risks and uncertainties. Our actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the continued impact of the COVID-19 pandemic on our business, operations and financial results; demand for our products; general economic conditions; our fluctuating operating results; seasonality in our business; our ability to acquire products on reasonable terms; our online business model; our ability to attract customers in a cost effective manner; the strength of our brand; competition; fraud; system interruptions; our ability to fulfill orders; and other risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2019. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Revolve Group, Inc. undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Use of Non-GAAP Financial Measures and Other Operating Metrics

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), we reference in this press release and the accompanying tables the following non-GAAP financial measures: adjusted EBITDA, and free cash flow.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

We use these non-GAAP financial measures to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting, and analyzing future periods.

For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables captioned “Reconciliation of Non-GAAP Financial Measures” included at the end of this release

Definitions of our Non-GAAP financial measures and other operating metrics are presented below.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income before other (income) expense, net; (benefit from) provision for income taxes; and depreciation and amortization; adjusted to exclude the effects of equity-based compensation expense and certain non-routine items. Adjusted EBITDA is a key measure used by management to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation, excludes an item that we do not consider to be indicative of our core operating performance.

Free Cash Flow

Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities less purchases of property and equipment. We view free cash flow as an important indicator of our liquidity because it measures the amount of cash we generate. Free cash flow also reflects changes in working capital.

Active Customers

We define an active customer as a unique customer account from which a purchase was made across our platform at least once in the preceding 12-month period. In any particular period, we determine our number of active customers by counting the total number of customers who have made at least one purchase in the preceding 12-month period, measured from the last date of such period.

Orders Placed

We define total orders placed as the total number of customer orders placed by our customers across our platform in any period.

Average Order Value

We define average order value as the sum of the total gross sales from our sites in a given period divided by the total orders placed in that period. We believe our high average order value demonstrates the premium nature of our product. Average order value varies depending on the site through which we sell merchandise.

About Revolve Group, Inc.

Revolve Group, Inc. (RVLV) is the next-generation fashion retailer for Millennial and Generation Z consumers. As a trusted, premium lifestyle brand, and a go-to online source for discovery and inspiration, we deliver an engaging customer experience from a vast yet curated offering of apparel, footwear, accessories and beauty styles. Our dynamic platform connects a deeply engaged community of millions of consumers, thousands of global fashion influencers, and hundreds of emerging, established and owned brands.

We were founded in 2003 by our co-CEOs, Michael Mente and Mike Karanikolas. We sell merchandise through two differentiated segments, REVOLVE and FORWARD, that leverage one platform. Through REVOLVE we offer a highly curated assortment of full-price premium apparel and footwear, accessories and beauty products from emerging, established and owned brands.  Through FORWARD we offer an assortment of iconic and emerging luxury brands. For more information, visit www.revolve.com.

Contact:

Investors:

Erik Randerson, CFA

562.677.9513

IR@revolve.com

or

Media:

Simone Kuhfal

simone.kuhfal@revolve.com

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
Net sales	$146,075	$137,343
Cost of sales	75,125	66,589
Gross profit	70,950	70,754
Operating expenses:
Fulfillment	4,493	4,495
Selling and distribution	21,779	20,591
Marketing	21,950	19,498
General and administrative	18,874	19,269
Total operating expenses	67,096	63,853
Income from operations	3,854	6,901
Other (income) expense, net	(127)	216
Income before income taxes	3,981	6,685
(Benefit from) provision for income taxes	(175)	1,723
Net income	$4,156	$4,962
Earnings per share of Class A and Class B common stock:
Basic	$0.06	$0.08
Diluted	$0.06	$0.07
Weighted average Class A and Class B common shares outstanding:
Basic	69,320	41,936
Diluted	71,903	44,821

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	March 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$103,579	$65,418
Accounts receivable, net	3,021	4,751
Inventory	101,369	104,257
Income taxes receivable	966	761
Prepaid expenses and other current assets	18,277	24,155
Total current assets	227,212	199,342
Property and equipment, net	12,914	13,517
Intangible assets, net	1,420	1,457
Goodwill	2,042	2,042
Other assets	609	642
Deferred income taxes	15,290	15,290
Total assets	$259,487	$232,290
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$38,807	$29,813
Line of credit	30,000	—
Income taxes payable	398	470
Accrued expenses	15,452	19,399
Returns reserve	20,975	35,104
Other current liabilities	17,740	16,740
Total current liabilities	123,372	101,526
Stockholders' equity:
Class A common stock, $0.001 par value; 1,000,000,000 shares authorized as of March 31, 2020 and December 31, 2019; 15,812,563 and 14,009,859 shares issued and outstanding as of March 31, 2020 and December 31, 2019 respectively.	16	14
Class B common stock, $0.001 par value; 125,000,000 shares authorized as of March 31, 2020 and December 31, 2019; 53,568,912 and 55,069,124 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively.	54	55
Additional paid-in capital	75,556	74,018
Retained earnings	60,489	56,677
Total stockholders' equity	136,115	130,764
Total liabilities and stockholders’ equity	$259,487	$232,290

REVOLVE GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2020	2019
Operating activities:
Net income	$4,156	$4,962
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,191	695
Equity-based compensation	564	511
Deferred income taxes	—	(616)
Changes in operating assets and liabilities:
Accounts receivable	1,730	(4,150)
Inventories	2,888	(8,383)
Income taxes receivable	(205)	—
Prepaid expenses and other current assets	5,878	(1,400)
Other assets	33	(1)
Accounts payable	8,994	10,867
Income taxes payable	(72)	2,341
Accrued expenses	(3,947)	2,515
Returns reserve	(14,129)	7,969
Other current liabilities	1,000	614
Net cash provided by operating activities	8,081	15,924
Investing activities:
Purchases of property and equipment and other	(551)	(4,987)
Net cash used in investing activities	(551)	(4,987)
Financing activities:
Proceeds from borrowings on line of credit	30,000	—
Payment of deferred offering costs	—	(248)
Proceeds from the exercise of stock options, net	975	—
Net cash provided by (used in) financing activities	30,975	(248)
Effect of exchange rate changes on cash and cash equivalents	(344)	143
Net increase in cash and cash equivalents	38,161	10,832
Cash and cash equivalents, beginning of period	65,418	16,369
Cash and cash equivalents, end of period	$103,579	$27,201
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$25	$ —
Income taxes, net of refund	$101	$ —

REVOLVE GROUP, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Unaudited)

The following table summarizes our net sales and gross profit for each of our reportable segments (in thousands):

	Three Months Ended March 31,
Net sales	2020	2019
REVOLVE	$124,472	$122,651
FORWARD	21,603	14,692
Total	$146,075	$137,343

Gross profit
REVOLVE	$62,380	$65,263
FORWARD	8,570	5,491
Total	$70,950	$70,754

The following table lists net sales by geographic area (in thousands):

	Three Months Ended March 31,
	2020	2019
United States	$120,330	$115,405
Rest of the world	25,745	21,938
Total	$146,075	$137,343

REVOLVE GROUP, INC. AND SUBSIDIARIES

KEY OPERATING AND FNANCIAL METRICS

(Unaudited)

	Three Months Ended March 31,
	2020	2019
	(in thousands, except average order value and percentages)
Gross margin	48.6%	51.5%
Adjusted EBITDA	$5,609	$8,549
Free cash flow	$7,530	$10,937
Active customers	1,528	1,262
Total orders placed	1,172	1,135
Average order value	$259	$259

REVOLVE GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

A reconciliation of non-GAAP adjusted EBITDA to net income for the three months ended March 31, 2020 and 2019 is as follows:

	Three Months Ended March 31,
	2020	2019
	(in thousands)
Net income	$4,156	$4,962
Excluding:
Other (income) expense, net	(127)	216
(Benefit from) provision for income taxes	(175)	1,723
Depreciation and amortization	1,191	695
Equity-based compensation	564	511
Non-routine items(1)	—	442
Adjusted EBITDA	$5,609	$8,549
(1)	Non-routine items in the three months ended March 31, 2019 primarily relate to legal settlements.

A reconciliation of non-GAAP free cash flow to net cash provided by operating activities for the three months ended March 31, 2020 and 2019 is as follows:

	Three Months Ended March 31,
	2020	2019
	(in thousands)
Net cash provided by operating activities	$8,081	$15,924
Purchases of property and equipment and other	(551)	(4,987)
Free cash flow	$7,530	$10,937
Net cash used in investing activities	$(551)	$(4,987)
Net cash provided by (used in) financing activities	$30,975	$(248)